Exhibit 99.1

World Fuel Services Completes Acquisition of Nordic Camp Supply

-- Expands Government-Related Fuel and Logistics Capabilities --

MIAMI--(BUSINESS WIRE)--March 2, 2011--World Fuel Services Corporation (NYSE:INT) announced today that, through a wholly-owned European subsidiary, it has completed the previously announced acquisition of Nordic Camp Supply ApS ("NCS") based in Aalborg, Denmark.

"The acquisition of NCS will allow us to leverage our current business activities and future growth opportunities in the fuel logistics marketplace," stated Michael J. Kasbar, president and chief operating officer of World Fuel Services Corporation. "We are pleased to welcome NCS to World Fuel and look forward to working with their talented team."

NCS is a full-service supplier of aviation, gasoline and diesel fuels and related logistics solutions supporting NATO, US and other European armed forces operations in Afghanistan.

The purchase price for the transaction was approximately $94.6 million, of which $67.6 million was paid in cash and $27 million was paid in shares of World Fuel Services Corporation common stock. The base purchase price of $68.5 million was increased by $26.1 million, representing the amount by which NCS net assets exceeded an agreed upon amount at closing.

The transaction is expected to be $0.09 to $0.11 accretive to earnings on a GAAP basis in the first twelve months. Non-GAAP accretion, which excludes amortization of acquired intangible assets of approximately $0.08 per share, is expected to be $0.17 to $0.19 in the first twelve months.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and may involve risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These statements include, without limitation, statements regarding the consummation of the transaction, its effects on future earnings or other operating results, the expected closing date of the transaction, any other effect or benefit of the transaction, and any other statements that are not historical facts. These risks and uncertainties include the ability of the Company to achieve forecasted operating results and operating benefits currently expected from the proposed transaction and the timing and receipt of approvals for the transaction. Other risks and uncertainties, detailed from time to time in the Company's Securities and Exchange Commission filings could cause actual results to differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine, and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 48 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of aviation, marine and land fuel.

The Company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers and private aircraft, as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Francis X. Shea, 305-428-8000
Executive Vice President & Chief Risk and Administrative Officer